EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
MACOM Technology Solutions Holdings Inc.	Delaware
MACOM Technology Solutions Inc.	Delaware
Mindspeed Technologies, LLC	Delaware
MACOM Connectivity Solutions, LLC	Delaware
M/A-COM Technology Solutions International Limited	Ireland
M/A-COM Technology Solutions (UK) Limited	Northern Ireland
M/A-COM Technology Solutions (Holding) Company Limited	Ireland
MACOM Technology Solutions Limited	Ireland
M/A-COM Tech Asia Inc.	Taiwan
MACOM Technology Solutions (Bangalore) Private Limited	India
M/A-COM Technology Solutions (Shanghai) Company Limited	China
MACOM Technology Solutions (France) SAS	France
MACOM Japan Limited	Japan
MACOM Technology Solutions Canada Inc.	Canada
MACOM Technology Solutions S.A.S.	France
MACOM Technology Solutions GmbH	Germany
MACOM Technology Solutions (India) Private Limited	India
Linearizer Technology, Inc.	New Jersey
Linearizer Technology GOV, LLC	New Jersey
Linear Photonics, LLC	New Jersey
Linear Space Technology, LLC	New Jersey
ENGIN-IC Inc.	Texas